As filed with the Securities and Exchange Commission on August 3, 2012	Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PITNEY BOWES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-0495050
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Pitney Bowes Inc.
1 Elmcroft Road
Stamford, CT 06926-0700
(203) 356-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Daniel J. Goldstein
Executive Vice President
and Chief Legal and Compliance Officer
Pitney Bowes Inc.
1 Elmcroft Road
Stamford, CT 06926-0700
(203) 356-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock	1,400,000 shares[1]	$12.95	[2]	$18,123,000	[3]	$2,076.90

[1]

In addition, pursuant to Rule 416, this registration statement also covers such indeterminate number of additional shares as may be authorized in the event of adjustments as a result of increases in the number of issued shares of Common Stock resulting from the payment of stock dividends or stock splits or certain other capital adjustments.

[2]

Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of determining the registration fee based on the average of the high and low prices on August 2, 2012 for Common Stock of Pitney Bowes Inc. as reported on the consolidated reporting system.

[3]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

               PROSPECTUS

Common Stock
($1.00 Par Value)

Dividend Reinvestment Plan

          This Prospectus (the “Prospectus”) relates to 1,400,000 shares of Common Stock, par value $1.00 per share (“Shares”), of Pitney Bowes Inc. (“Pitney Bowes” or the “Company”) registered for sale under the Company’s Dividend Reinvestment Plan (“Plan”). It is suggested that this Prospectus be retained for future reference.

          This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities covered by this Prospectus in any jurisdiction to any person to who it is unlawful to make such offer or solicitation in such jurisdiction.

          You should rely only on the information incorporated by reference or provided in this Prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make additional representations. We are not making or soliciting an offer of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this Prospectus or prospectus supplement is accurate as of any date other than the date on the front of those documents.

          Our Common Stock is listed on the New York Stock Exchange under the ticker symbol “PBI.”

          Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this registration statement and page 5 of our Annual Report on Form 10-K for the year ended December 31, 2011, or our subsequent filings with the Securities and Exchange Commission, incorporated herein by reference, for information about risks you should consider before investing in our securities.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The principal executive offices of the Company are located at 1 Elmcroft Road Stamford, CT 06926-0700, and the telephone number is (203) 356-5000.

The date of this Prospectus is August 3, 2012.

TABLE OF CONTENTS

		Page

INTRODUCTION		1
INFORMATION ABOUT THE COMPANY		1
FORWARD-LOOKING STATEMENTS		2
RISK FACTORS		3
INFORMATION ABOUT THE PLAN		4
1.	What is the Plan?	4
2.	What are some of the advantages and disadvantages of participating in the Plan?	4
3.	Who is the Administrator? How does a stockholder contact the Administrator? What are the functions of the Administrator?	5
4.	Who is eligible to participate in the Plan?	5
5.	May holders of other securities of the Company participate in the Plan?	5
6.	How does an Eligible Stockholder enroll in the Plan?	6
7.	When may a stockholder join the Plan?	6
8.	Are there fees to participants in connection with purchases or administration under the Plan?	6
9.	What are the dividend reinvestment options under the Plan?	6
10.	When will a participant’s dividend reinvestment begin?	6
11.	How does a participant make an Optional Cash Deposit?	7
12.	What are the limitations on the amount of Optional Cash Deposits?	7
13.	When are dividends and Optional Cash Deposits invested?	7
14.	Under what circumstances will Optional Cash Deposits be returned?	7
15.	What is the source of Shares acquired under the Plan?	7
16.	Will interest be paid on Optional Cash Deposits?	7
17.	At what price will Shares be purchased?	8
18.	Will fractional Shares be purchased?	8
19.	How are payments with “insufficient funds” handled?	8
20.	Will certificates be issued for Shares purchased under the Plan?	8
21.	In whose name will certificates be registered when issued?	9
22.	Can certificated shares of Pitney Bowes common stock be added to Dividend Reinvestment Accounts for safekeeping?	9
23.	How does a participant terminate participation in the Plan?	9
24.	What does a participant need to do if he or she wants to discontinue reinvesting his or her dividends or terminate his or her account with the Administrator?	9
25.	How may a participant sell Shares through the Plan?	10
26.	Can participants transfer some of their Shares while participating in the Plan?	10
27.	May Shares be withdrawn from a Dividend Reinvestment Account without terminating participation in the Plan?	10
28.	How may a participant change options under the Plan?	10
29.	Will participants be credited with dividends on Shares held in their Dividend Reinvestment Accounts under the Plan?	10
30.	Can a participant’s cash dividends be deposited directly to their U.S. bank account?	10
31.	What reports will be received by participants in the Plan?	11
32.	What happens if Pitney Bowes issues a stock dividend or declares a stock split?	11
33.	How does a participant vote Plan Shares at stockholders’ meetings?	11
34.	Can the Company terminate or modify the Plan?	11
35.	Can the Company or Administrator terminate a participant’s interest in the Plan?	12
36.	What are the responsibilities of the Company and the Administrator under the Plan?	12
37.	What happens if the Administrator cannot make purchases in the open market?	12
38.	What are the U.S. federal income tax consequences of participation in the Plan?	12
39.	Can a successor to the Administrator be named?	13
40.	What law governs the Plan?	13
WHERE YOU CAN FIND MORE INFORMATION		13

i

TABLE OF CONTENTS (cont.)

ii

DIVIDEND REINVESTMENT PLAN
PROSPECTUS

INTRODUCTION

          Pitney Bowes Inc. (“Pitney Bowes” or the “Company”) is pleased to offer individuals the opportunity to participate in its Dividend Reinvestment Plan (the “Plan”). This Prospectus (the “Prospectus” relates to an offering of 1,400,000 shares of Pitney Bowes common stock to be offered for purchase under the Plan. The Plan is available for investors to increase their holdings of Pitney Bowes common stock. Unless we have indicated otherwise, references in this Prospectus to “we,” “us” and “our” or similar terms refer to Pitney Bowes Inc., a Delaware company, and its consolidated subsidiaries.

          The Plan allows participants to:

•	Reinvest all or a portion of Pitney Bowes dividends

•	Purchase additional Pitney Bowes common stock through a convenient method

•	Purchase Shares by check from a U.S. bank account

•	Remit a minimum of $100 at any time (up to a maximum of $12,000 per year) for investment

•	Enroll in the Plan and access accounts through the Internet at http://www.computershare.com/investor at any time

          Shares purchased under the Plan may be newly issued Shares or Shares purchased for participants in the open market. The purchase price for newly issued Shares will be the closing price of Shares on the New York Stock Exchange composite transactions tape on the date of purchase. The purchase price for Shares purchased in the open market will be the weighted average price paid for all Shares purchased by the Administrator (as defined below) for the Plan on the date of purchase. Shares purchased under the plan will be recorded in uncertificated form in a participant’s account (a “Dividend Reinvestment Account”) by the Administrator.

          Pitney Bowes is a provider of leading-edge global, integrated mail and document management solutions for organizations of all sizes. The principal executive offices of the Company are located at 1 Elmcroft Road, Stamford, CT 06926-0700.

          Please read this Prospectus carefully and retain it and any future investment statements for future reference. If you have any questions regarding the Plan, please call toll free at (800) 648-8170. Customer service representatives are available between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

          This document supersedes all prior prospectuses with respect to the Plan.

INFORMATION ABOUT THE COMPANY

          Pitney Bowes Inc. was incorporated in the State of Delaware on April 23, 1920, as the Pitney Bowes Postage Meter Company. Today we are a global provider of software, hardware and services to enable both physical and digital communications and to integrate those physical and digital communications channels. Our growth strategies focus on leveraging our historic leadership in physical communication with our expanding capabilities in digital and hybrid communications. We see long-term opportunities in delivering products, software, services and solutions that help customers grow their business by more effectively managing their physical and digital communications with their customers. Our world headquarters are located at 1 Elmcroft Road, Stamford, CT 06926-0700. Our telephone number is (203) 356-5000.

          We operate both inside and outside the United States. We organize and report our business activities within two business groups based on the customers they primarily serve, Small & Medium Business Solutions and Enterprise Business Solutions. The principal products and services of each of our reporting segments are as follows:

Small & Medium Business Solutions:

          North America Mailing: Includes the U.S. and Canadian revenue and related expenses from the sale, rental and financing of our mail finishing, mail creation, shipping equipment and software; supplies; support and other professional services; and payment solutions.

          International Mailing: Includes the revenue and related expenses outside North America from the sale, rental and financing of our mail finishing, mail creation, shipping equipment and software; supplies; support and other professional services; and payment solutions.

Enterprise Business Solutions:

          Production Mail: Includes the worldwide revenue and related expenses from the sale, support and other professional services of our high-speed, production mail systems, sorting and production print equipment and related software.

          Software: Includes the worldwide revenue and related expenses from the sale and support services of non-equipment-based mailing, customer relationship and communication and location intelligence software.

          Management Services: Includes worldwide revenue and related expenses from facilities management services; secure mail services; reprographic, document management services; and litigation support and eDiscovery services.

          Mail Services: Includes the worldwide revenue and related expenses from presort mail services and cross-border mail services.

          Marketing Services: Includes the revenue and related expenses from direct marketing services for targeted customers.

FORWARD-LOOKING STATEMENTS

          This prospectus contains statements that are forward-looking. We caution readers that any forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in this prospectus may change based on various factors. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties and actual results could differ materially. Words such as “estimate”, “target”, “project”, “plan”, “believe”, “expect”, “anticipate”, “intend”, and similar expressions may identify such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors which could cause future financial performance to differ materially from the expectations as expressed in any forward-looking statement made by or on our behalf include, without limitation:

•	declining physical mail volumes

•	mailers’ utilization of alternative means of communication or competitors’ products

•	timely development and acceptance of new products and services

•	successful entry into new markets

•	success in gaining product approval in new markets where regulatory approval is required

•	changes in postal or banking regulations

•	interrupted use of key information systems

•	third-party suppliers’ ability to provide product components, assemblies or inventories

•	our success at managing the relationships with our outsource providers, including the costs of outsourcing functions and operations not central to our business

•	changes in privacy laws

•	intellectual property infringement claims

•	regulatory approvals and satisfaction of other conditions to consummate and integrate any acquisitions

•	negative developments in economic conditions, including adverse impacts on customer demand

•	our success at managing customer credit risk

•	significant changes in pension, health care and retiree medical costs

•	changes in interest rates, foreign currency fluctuations or credit ratings

•	income tax adjustments or other regulatory levies for prior audit years and changes in tax laws or regulations

•	impact on mail volume resulting from concerns over the use of the mail for transmitting harmful biological agents

•	changes in international or national political conditions, including any terrorist attacks

•	acts of nature

RISK FACTORS

          An investment in our common stock involves risks. You should carefully consider the following risk factors, as well as the information contained or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, before making an investment in our securities. The information contained or incorporated by reference in this prospectus includes forward-looking statements that involve risks and uncertainties.

Risks Relating to the Plan

          You will not be able to predict or control the price at which Shares will be purchased under the Plan.

          You will not know the price of the Shares you purchase under the Plan at the time you elect to have your dividends reinvested or to make an optional cash investment through the Administrator. The price of our Shares may fluctuate between the time you decide to purchase Shares under the Plan and the time of actual purchase. Furthermore, the purchase price, as determined under the Plan, may differ from the price you would have obtained if you had purchased Shares on the open market on the relevant investment date. As a result, you may purchase Shares at a price higher than the price you anticipated.

There is no price protection for your Shares under the Plan.

          Your investment in Shares pursuant to the Plan will be exposed to changes in market conditions and changes in the market value of the Shares.

          If you instruct the Administrator to sell Shares in your Dividend Reinvestment Account, you will not be able to direct the time or price at which the Shares are sold or select a broker or dealer through or from whom sales are to be made. The price of our common stock may decline between the time you decide to sell Shares and the time of actual sale.

          Your ability to liquidate or otherwise dispose of Shares in your Dividend Reinvestment Account is subject to the terms of the Plan. You may not be able to sell the Shares in your Dividend Reinvestment Account in time to react to market conditions.

INFORMATION ABOUT THE PLAN

          The following questions and answers explain and constitute the Plan.

1.	What is the Plan?

          The Plan is a convenient, low cost purchase plan available for existing stockholders to increase their holdings of Pitney Bowes common stock. Participants in the Plan may elect to have dividends automatically reinvested in Pitney Bowes common stock and to make optional cash investments through the Administrator. Participation in the Plan is entirely voluntary and we give no advice regarding your decision to join the Plan. A current stockholder can enroll in the Plan through the Internet at http://www.computershare.com/investor and follow the instructions provided. Enrollment forms may also be obtained from the Administrator by calling (800) 648-8170 (inside U.S. and Canada) or (781) 575-2721 (outside U.S. and Canada).

2.	What are some of the advantages and disadvantages of participating in the Plan?

          Advantages of participating in the Plan include the ability to:

•	Have all or some of the dividends paid on Pitney Bowes common stock automatically reinvested in additional Shares;

•	Increase holdings of Pitney Bowes common stock by making additional cash investments;

•	Deposit Pitney Bowes common stock certificates in the Plan’s Share safekeeping feature and have ownership of common stock maintained on the Administrator’s records in book-entry form; and

•	Manage accounts through the Internet.

          Potential disadvantages of participating in the Plan, which you should consider before deciding whether to participate in the Plan, include the following:

•	Purchases are made only periodically as described below, so participants cannot control when those purchases are made;

•	The Administrator seeks to purchase and sell stock at prevailing market prices, which may not be the best price at which Pitney Bowes common stock traded during the day; and

•	Participants generally will be taxed on the value of cash dividends paid on their Shares, even if they elect for 100% of those dividends to be reinvested in Pitney Bowes common stock.

          These and additional considerations are discussed below in this Prospectus.

3.	Who is the Administrator? How does a stockholder contact the Administrator? What are the functions of the Administrator?

          Computershare Trust Company, N.A. (the “Administrator” or “Computershare”) is the Administrator of the Plan. Computershare Inc. acts as Service Agent for Computershare. Computershare will direct the purchase of Shares acquired under the Plan, hold such Shares, keep records and perform other functions related to the Plan.

          Participants may contact Computershare by:

•	Internet at http://www.computershare.com/investor

•	Telephone at (800) 648-8170 (inside U.S. and Canada) or (781) 575-2721 (outside U.S. and Canada). Customer Service Associates are available 9:00 a.m. to 5:00 p.m. Eastern Time, Monday to Friday.

•	Mail at: Pitney Bowes Dividend Reinvestment Plan c/o Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078

•	Telecommunications device for the hearing impaired (TDD): (800) 490-1493 (inside U.S. and Canada) or (781) 575-2694 (outside U.S. and Canada).

          The Administrator administers the Plan by acquiring Newly Issued Shares (as defined below), or purchasing Shares in the open market if Newly Issued Shares are not available, keeping records, sending statements of account to participants, holding Shares of all participants together in its name or in the name of its nominee and performing other duties related to the Plan.

          The term “Newly Issued Shares” refers to original issue Shares and Shares held by the Company in treasury. When Newly Issued Shares are purchased from the Company, the Company will receive new equity capital funds available for general corporate purposes.

          The Administrator also acts as dividend disbursing and transfer agent for the Shares.

4.	Who is eligible to participate in the Plan?

          Stockholders who have at least one Share registered in their name (“Eligible Stockholders”) are eligible to participate. Stockholders residing outside the U.S. should determine whether they are subject to any governmental regulation in their country of residence that would prohibit their participation. If Shares are registered in a name other than the stockholder (e.g., in the name of a broker or bank nominee) and the stockholder wants to participate, the stockholder must either become a stockholder of record by having a part or all of their Shares transferred to their name, or, if their broker or fiduciary agrees, authorize their broker or fiduciary to participate for them.

5.	May holders of other securities of the Company participate in the Plan?

          Only holders of common stock may participate in the Plan. Holders of $2.12 Convertible Cumulative Preference Stock or 4% Convertible Cumulative Preferred Stock or other securities of the Company may not participate in the Plan.

          However, in the future, the Company from time to time, in its sole discretion, may permit holders of certain other securities issued by the Company to participate in the Plan on such terms and conditions as the Company may from time to time establish for such purposes. To the extent the Company permits such participation by such holders, wherever the provisions of the Plan refer to holders of common stock of the Company or Shares such references will be deemed to include holders of such other securities, as the context requires.

6.	How does an Eligible Stockholder enroll in the Plan?

          An Eligible Stockholder may enroll in the Plan by signing an enrollment form and returning it to the Administrator or by enrolling on the Internet at http://www.computershare/investor.com. Enrollment forms and copies of the prospectus for the Plan may be obtained at any time by contacting Computershare as discussed in Question 3.

7.	When may a stockholder join the Plan?

          An Eligible Stockholder may join the Plan at any time. If an enrollment form or online enrollment specifying reinvestment of dividends is received by the Administrator on or prior to the record date established for a particular dividend, reinvestment will commence with that dividend. If the enrollment form or online enrollment is received after the record date established for a particular dividend payment, then the reinvestment of dividends will begin with the following dividend payment.

8.	Are there fees to participants in connection with purchases or administration under the Plan?

          Participants pay no fees, commissions or expenses for purchases made under the Plan. The Company pays all costs of administration of the Plan. Please see Question 25 for information concerning fees related to sales of Shares purchased through the Plan.

9.	What are the dividend reinvestment options under the Plan?

          Participants in the Plan may elect to reinvest all, part or none of their dividends on their Shares in additional Shares:

•

Full Dividend Reinvestment directs the investment in accordance with the Plan of all of the participant’s cash dividends on all of the Shares then or subsequently registered in his or her name. In addition, a participant can make cash deposits for the purchase of additional Shares for his or her Dividend Reinvestment Account.

•

Partial Dividend Reinvestment directs the investment in accordance with the Plan of the cash dividends on only that number of Shares that are designated by the participant. The Administrator will then apply the dividends paid with respect to those Shares to purchases of additional Shares. The purchased Shares will be held in a participant’s Dividend Reinvestment Account. In addition, a participant can make cash deposits for the purchase of additional Shares for his or her Dividend Reinvestment Account.

•

All Cash (No Dividend Reinvestment) permits a participant to receive the cash dividends paid on Shares registered in his or her name. All cash dividends will be sent to the participant by check or through direct deposit to his or her U.S. bank account. A participant can make cash deposits for the purchase of additional Shares without reinvesting dividends on Shares registered in his or her name.

          Computershare will continue to reinvest a participant’s dividends as indicated on his or her enrollment form until the participant specifies otherwise. A participant may change a dividend option at any time by contacting Computershare as discussed in Question 3.

10.	When will a participant’s dividend reinvestment begin?

          Record dates for determining the record holders of common stock entitled to receive cash dividends for common stock will be designated by the board of directors of Pitney Bowes. Historically, the record dates have typically been in the months of February, May, August and November. Computershare must receive an enrollment form or online enrollment specifying reinvestment of dividends on or before the record date for any given dividend payment date in order for the enrollment to be effective for that dividend. If a participant’s enrollment form or online enrollment is received after the record date, then the request will not be effective until the next dividend record date. Dividend record dates may vary from time to time, and may be designated in months other than those listed above.

11.	How does a participant make an Optional Cash Deposit?

          A participant may make an optional cash deposit with the Administrator (an “Optional Cash Deposit”) by mailing a check accompanied by the tear-off portion, properly executed, of the account statement sent to participants. All checks must be payable in U.S. dollars and drawn on a U.S. bank, payable to Computershare. Do not send cash, traveler’s checks, money orders or third party checks.

          Shares purchased with Optional Cash Deposits will be held by the Administrator and credited to the participant’s Dividend Reinvestment Account under the Plan. Future dividends on these Shares will be used to purchase additional Shares as designated by the participant.

12.	What are the limitations on the amount of Optional Cash Deposits?

          Optional Cash Deposits may not be less than $100 per deposit. They may not total more than $3,000 per quarter.

          The same amount of money need not be sent each time. There is no obligation to make an Optional Cash Deposit.

13.	When are dividends and Optional Cash Deposits invested?

          The investment date for dividend reinvestment is the dividend payment date. If the dividend payment date does not fall on a trading day, the investment date will be the next trading day. Historically, the payment of dividends for Pitney Bowes common stock has typically taken place on the 12th day of March, June, September and December.

          For Optional Cash Deposits, the investment date will typically be the 12th day of each month or the next trading day if the 12th day is not a trading day. No interest will be paid by the Company or the Administrator on Optional Cash Deposits.

          For an Optional Cash Deposit to be invested on the next investment date, the check must be received no later than two business days prior to the investment date.

14.	Under what circumstances will Optional Cash Deposits be returned?

          Participants may obtain refunds of Optional Cash Deposits if a request for refund is received by the Administrator at least two business days before the dividend payment date. The request may be made by contacting the Administrator as discussed in Question 3.

15.	What is the source of Shares acquired under the Plan?

          The Company remits to the Administrator the aggregate amount of dividends which all participants have elected for reinvestment. The Administrator uses dividends and Optional Cash Deposits to purchase Newly Issued Shares from the Company, if the Company is then making Newly Issued Shares available, for the accounts of participants. If the Company is not then making Newly Issued Shares available for purchase under the Plan, the Administrator will purchase Shares in the open market or in negotiated transactions for the accounts of the participants. The Administrator will acquire Shares with cash dividends promptly after their receipt, and with Optional Cash Deposits on the dates described under Question 13.

16.	Will interest be paid on Optional Cash Deposits?

          No. Interest will not be paid on funds held prior to investment.

17.	At what price will Shares be purchased?

          The purchase price for Shares (“Share Purchase Price”) will be calculated as follows:

•	For Newly Issued Shares, the Share Purchase Price shall be the closing price of Shares on the New York Stock Exchange composite transactions tape on the date of purchase.

•

For Shares purchased by the Administrator on the open market, the Share Purchase Price shall be the weighted average price paid for all Shares purchased by the Administrator on the applicable investment date (as described in Question 13).

          All Shares purchased under the Plan on the open market will be acquired as soon as practicable on or after the dividend payment date and all such purchases will be completed no later than 30 days from that date for the reinvestment of dividends and 35 days from that date for Optional Cash Deposits, except where completion at a later date is necessary or advisable under any applicable federal securities laws. Neither the Company nor the participant shall have any authority or power to direct the time or price at which Shares may be purchased, or the selection of a broker or dealer through or from whom purchases are to be made.

          The Share Purchase Price will be calculated in the same way whether Shares are purchased with reinvested dividends or Optional Cash Deposits.

18.	Will fractional Shares be purchased?

          Yes. If any dividend or Optional Cash Deposit payment is not sufficient to purchase a whole share of Pitney Bowes common stock, a fractional Share will be credited to a participant’s Dividend Reinvestment Account in book entry form. All fractional Shares are computed to six decimal places.

19.	How are payments with “insufficient funds” handled?

          In the event that any participant’s check for a cash contribution is returned unpaid for any reason, the Administrator will consider the request for investment of such funds null and void. The Administrator shall immediately remove from the participant’s Dividend Reinvestment Account those Shares, if any, purchased upon the prior credit of such funds. The Administrator shall thereupon be entitled to sell Shares to satisfy any uncollected amount plus any applicable fees. If the net proceeds of the sale of such Shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator shall be entitled to sell such additional Shares from the participant’s Dividend Reinvestment Account as may be necessary to satisfy the uncollected balance.

20.	Will certificates be issued for Shares purchased under the Plan?

          Certificates for Shares purchased under the Plan will not be issued to a participant unless requested. Shares will be held in book-entry form until the Administrator receives a request for a certificate for either a particular purchase or for a specified number of Shares credited to a Dividend Reinvestment Account under the Plan. Certificates for fractional Shares will not be issued.

          Receiving Shares in certificated form does not affect a participant’s dividend reinvestment option. For example, if a participant authorized Full Dividend Reinvestment, dividends will continue to be reinvested with respect to Shares covered by an issued certificate, unless the participant changes his or her investment option by contacting Computershare as discussed in Question 3.

          If a participant has an enrollment form on file that provides Full or Partial Dividend Reinvestment, dividends will continue to be reinvested with respect to Shares covered by an issued certificate, unless the participant changes his or her investment option by completing a new enrollment form.

21.	In whose name will certificates be registered when issued?

          When a certificate for Shares that were held in a Dividend Reinvestment Account is issued, it shall be registered in the name in which the Dividend Reinvestment Account has been maintained.

          Since the Administrator is the holder of record for all Shares credited to Dividend Reinvestment Accounts, a participant may not pledge or assign these Shares and any such purported pledge or assignment will be void. Such Shares when withdrawn from a Dividend Reinvestment Account may be so pledged, and the dividends payable on them may continue to be eligible for reinvestment under this Plan.

22.	Can certificated shares of Pitney Bowes common stock be added to Dividend Reinvestment Accounts for safekeeping?

          Yes. A participant may increase the number of Shares held in his or her Dividend Reinvestment Account by depositing with the Administrator for safekeeping certificates representing certificated Shares with the Administrator. The advantages of holding Shares in this manner are protection against certificate loss, theft and damage. Such certificates must be registered in the participant’s name and must be sent to the Administrator at the address provided in Question 3 by registered or certified mail, with return receipt requested, or some other form of traceable mail. Certificate(s) should not be signed nor should the assignment section be completed.

          When submitting stock certificate(s) for deposit into a Dividend Reinvestment Account, be sure to include a written request that the Shares be added to the Dividend Reinvestment Account.

23.	How does a participant terminate participation in the Plan?

          Participation in the Plan may be terminated at any time by contacting the Administrator as shown in Question 3 before the next dividend record date. If, after the dividend record date, the Administrator receives a request to terminate participation, the Administrator may either pay the dividend in cash or reinvest under the Plan on behalf of the participant. If the Shares are reinvested, the Administrator may sell the Shares purchased and send the proceeds to the participant less any applicable fees.

          Participation in the Plan will also be terminated if, before the next dividend record date, the Administrator receives written notice of the death or adjudicated incompetency of a participant. In the event written notice of termination, death, or adjudicated incompetency is received by the Administrator later than the dividend record date, Shares will be purchased for the participant with the related cash dividend and participation in the Plan will not terminate until after the dividend has been reinvested. Upon termination by reason of notice of death or adjudicated incompetency, no purchase of Shares will be made for the participant’s Dividend Reinvestment Account and the participant’s Shares and any cash dividends paid on them will be retained by the Administrator until such time as the participant’s legal representative has been appointed and has furnished proof satisfactory to the Administrator of the legal representative’s right to receive payment.

24.	What does a participant need to do if he or she wants to discontinue reinvesting his or her dividends or terminate his or her account with the Administrator?

          If you wish to discontinue having all or partial dividends reinvested, you can request the Administrator to cause your account to receive cash dividends. Shares will remain in your existing account; however future dividends will be paid to you in cash.

          If you chose to terminate your account with the Administrator, you will need to contact the Administrator and instruct it as to how you want to handle your share balance. Please be aware that only whole Shares can be transferred to a broker or issued to you in certificate form. Any fractional Share held in your account will be sold as shown in Question 35. The current market price is used to calculate the price of your fractional Share.

25.	How may a participant sell Shares through the Plan?

          At any time, a participant may contact the Administrator through one of the methods shown in Question 3, to request that some or (upon termination) all of the Shares in their Dividend Reinvestment Account be sold. Sales usually take place on a daily basis, generally on the day that a sale request is received by the Administrator or on the next business day. The Administrator cannot, however, accept instructions to sell Shares on a specific day or at a specific price.

          The participant will receive the actual proceeds from the sale of Shares, less a service fee of $15.00 and a per share fee of $0.12 and any other costs of sale, except that when the Administrator is handling sales for two or more participants at the same time, each participant will receive the weighted average sales price from all Shares sold by the Administrator, less applicable fees. Per share fees include any applicable brokerage commission the Administrator is required to pay. All sales requests having an anticipated market value of $25,000 or more must be submitted in written form. In addition, all sale requests received by the Administrator within 30 days of an address change as to a Dividend Reinvestment Account must be submitted in writing. Participants may also sell Shares through a broker of their choosing, by requesting a certificate representing their Shares and depositing those certificates with their broker.

26.	Can participants transfer some of their Shares while participating in the Plan?

         Yes, participants may make gifts or transfers of Shares at no charge. Participants may contact Computershare as indicated under Question 3 for transfer instructions. Transfers may be made to new or existing Pitney Bowes stockholders.

27.	May Shares be withdrawn from a Dividend Reinvestment Account without terminating participation in the Plan?

          Yes, the Administrator will send stock certificates to a participant after a withdrawal request has been received. However, participant accounts with less than one full Share will be terminated. See Question 3 for information regarding contacting the Administrator.

28.	How may a participant change options under the Plan?

          A participant may change investment options at any time by completing a new enrollment form or online enrollment or by contacting the Administrator as described in Question 3.

29.	Will participants be credited with dividends on Shares held in their Dividend Reinvestment Accounts under the Plan?

          Yes. As the record holder for the Shares held in each participant’s Dividend Reinvestment Account under the Plan, the Administrator will receive dividends for all such Shares held on the dividend record date and will credit these dividends to participants’ Dividend Reinvestment Accounts on the basis of full and fractional Shares held in these Dividend Reinvestment Accounts. To the extent that a participant has so elected, the Administrator will reinvest such dividends in additional Shares, in accordance with a participant’s reinvestment option.

30.	Can a participant’s cash dividends be deposited directly to their U.S. bank account?

          A participant may elect to have any cash dividends not reinvested paid by electronic funds transfer to a designated U.S. bank account. To do this, an Authorization for Electronic Direct Deposit Form must be completed and returned to the Administrator along with a copy of a voided blank check or savings account deposit slip. This form must be specifically requested from the Administrator.

          The Administrator must receive an Authorization for Electronic Direct Deposit Form at least seven business days before the dividend record date for the form to be effective for that dividend. Forms received after that date will not become effective until the following dividend. A new Authorization for Electronic Direct Deposit

Form must be completed if a participant transfers ownership of Shares or establishes a new account with the Administrator, the designated U.S. bank account has been closed or changed, or if the designated bank has assigned a new account number. The participant must complete proper forms in order to receive dividend payments other than by check. The participant can contact the Administrator to discontinue this option.

31.	What reports will be received by participants in the Plan?

          The Administrator will mail each participant (except those whose Shares are held in street name) a statement confirming purchases of Shares as soon as practicable after the purchases, showing funds invested, prices of Shares purchased and the total Shares held by the Administrator with respect to that participant. The statement will also reflect the cost basis of any Shares acquired after January 1, 2011 and should be retained for tax purposes. Participants will receive copies of the Company’s annual report and other reports to stockholders, proxy materials and dividend income information for tax purposes.

          Participants may also view year-to-date transaction activity in their Dividend Reinvestment Account for the current year, as well as activity in prior years, by accessing their Dividend Reinvestment Account online at http://www.computershare.com/investor.

32.	What happens if Pitney Bowes issues a stock dividend or declares a stock split?

          Any dividends in the form of Shares and any Shares resulting from a split of Shares distributed by the Company on Shares held by the participant will be credited to the participant’s Dividend Reinvestment Account with the appropriate number of Shares of common stock on the payment date and reflected in the statement described in Question 31.

33.	How does a participant vote Plan Shares at stockholders’ meetings?

          Participants will receive one proxy card covering (i) the total number of whole Shares registered on the Company’s books in the participant’s name and (ii) the whole and/or fractional Shares credited to the participant’s Dividend Reinvestment Account. Participants may elect to receive in electronic format instead of by mail the Company’s proxy statement, proxy card and annual report and any other Company communications to stockholders through the Computershare website. The Administrator will vote any Shares that it holds in a participant’s Dividend Reinvestment Account in accordance with the proxy returned by the participant to the Company. If a proxy card is returned properly signed, but without indicating instructions as to the manner Shares are to be voted with respect to any item thereon, the Shares covered will be voted in accordance with the recommendations of the Company’s management. If the proxy card is not returned, or if it is returned unexecuted or improperly executed, the Shares covered will not be voted unless the participant or the participant’s duly appointed representative votes in person at the meeting.

          As an alternative to returning proxy cards, participants may also be able to vote by telephone or online by following the instructions in the proxy materials if these methods are available. Shares may also be voted in person at the stockholders’ meeting.

34.	Can the Company terminate or modify the Plan?

          Yes. The Company may terminate or modify the Plan at any time in its sole discretion, including by changing the fees, charges and commissions that are applicable for transactions occurring under the Plan. Any termination or modification of the Plan will not affect a participant’s rights as a stockholder, and any book-entry Shares owned will continue to be credited to the participant’s Dividend Reinvestment Account with the Administrator unless the participant specifically requests otherwise.

35.	Can the Company or Administrator terminate a participant’s interest in the Plan?

          The Company or the Administrator may terminate a participant’s interest therein by mailing a written notice to the participant. In such event the Administrator will follow the procedures for termination as set forth in Questions 23 and 24.

          From time to time, the Administrator may close a participant’s Dividend Reinvestment Account that contains less than one full Share, in which case any fractional Share will be sold. A check for the amount of the sale proceeds remaining after deduction of applicable fees, if any, will be mailed to the participant’s address of record.

36.	What are the responsibilities of the Company and the Administrator under the Plan?

          Pitney Bowes and the Administrator may interpret and administer the Plan and resolve any questions or disputes as they believe appropriate or consistent with the Company’s goals in establishing the Plan. Neither the Company nor the Administrator shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims or liability: (a) with respect to the prices at which Shares of stock are purchased or sold for a participant’s Dividend Reinvestment Account and the time when such purchases or sales are made; (b) for any fluctuation in the market value after purchases or sale of Shares of stock; (c) with respect to the tax treatment of dividends or any transaction effected pursuant to the Plan; or (d) for continuation of a participant’s Plan participation until the Administrator receives written notice of the death of the participant accompanied by his or her estate’s request to discontinue participation.

          Pitney Bowes and the Administrator provide no advice and make no recommendation with respect to a participant’s purchases and sales of Pitney Bowes stock. The decision to purchase or sell Pitney Bowes stock must be made by a participant based upon his or her own research and judgment.

37.	What happens if the Administrator cannot make purchases in the open market?

          In the event that the Company determines not to make Newly Issued Shares available for purchase pursuant to the Plan and applicable law or the closure of any securities market requires curtailment or suspension of open market purchases of Shares under the Plan, the Company and the Administrator will not be accountable for the inability to make purchases at such time, except that if Shares are not available for purchase for a period longer than 35 days, the Administrator will promptly mail to a participant a check payable to the participant in the amount of any unapplied funds in the participant’s Dividend Reinvestment Account.

38.	What are the U.S. federal income tax consequences of participation in the Plan?

          Participants in the Plan are advised to consult their own tax advisors with respect to the tax consequences of participation in the Plan (including U.S. federal, state, local and non-U.S. income and other tax laws and U.S. tax withholding laws) applicable to their particular situations.

          Cash dividends reinvested under the Plan will be taxable for U.S. federal income tax purposes as having been received by you even though you have not actually received them in cash. The total amount of dividends paid to you during the year, whether or not they are reinvested, will be reported to you and the U.S. Internal Revenue Service on IRS Form 1099-DIV shortly after the close of each year.

          In the event that Computershare purchases Shares with reinvested dividends in the open market rather than directly from Pitney Bowes, you must include in your gross income, as an additional dividend, your allocable share of per share fees (which include any applicable brokerage commissions Computershare is required to pay) paid by Pitney Bowes. This amount will be also reported to you and the U.S. Internal Revenue Service in the manner described above. Your tax basis in these Shares will be the cost of the Shares plus your allocable share of per share fees paid by Pitney Bowes.

          In the event that Computershare purchases Shares with reinvested dividends directly from Pitney Bowes, your tax basis in these Shares will be the cost of the Shares.

          You will not realize a gain or loss for U.S. federal income tax purposes upon a transfer of Shares to your account or the withdrawal of whole Shares from your account. You will, however, generally realize a gain or loss upon the receipt of cash for a fractional Share credited to your account and when Shares are sold in a sale, exchange or other taxable disposition. The amount of the gain or loss upon a sale of Shares will be the difference between the amount that you receive for the Shares sold and your tax basis in the Shares. In order to determine the tax basis for Shares in your account, you should retain all account statements.

          Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax (based upon the current applicable rate) on dividends paid on Shares held in the Plan.

          Dividends paid on Shares in accounts, and the proceeds of any sale of Shares, may be subject to the “backup withholding” provisions of the Internal Revenue Code. If you fail to furnish a properly completed Form W-9 or its equivalent or otherwise establish an exemption, then Computershare must withhold the current applicable rate from the amount of dividends, the proceeds of the sale of a fractional Share and the proceeds of any sale of whole Shares.

39.	Can a successor to the Administrator be named?

          The Company may from time to time designate a bank, broker or trust company as a successor to the Administrator under the Plan.

40.	What law governs the Plan?

          The laws of the State of New York govern the terms and conditions of the Plan and its operations.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (“SEC”).

          You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http:www.sec.gov.

          We also post our SEC filings on our website at http://www.pb.com. Information contained on our website is not intended to be incorporated by reference in this Prospectus and you should not consider that information a part of this Prospectus. Our website address is included in this Prospectus as an inactive textual reference only.

INCORPORATION BY REFERENCE

          The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to other documents that contain that information. The information incorporated by reference is an important part of this Prospectus. Any information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the information contained or incorporated by reference in this Prospectus. We incorporate by reference in this Prospectus the following documents filed by us with the SEC and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities, except as noted below:

•	the description of our common stock contained in our Form S-3 filed September 22, 2011;

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 23, 2012, which incorporates by reference certain portions of our proxy statement filed with the SEC on March

23, 2012 and as delivered to stockholders in connection with the 2012 Annual Meeting of Stockholders held on May 14, 2012;

•	our Quarterly Reports on Form 10-Q for the period ended March 31, 2012, dated May 8, 2012, and for the period ended June 30, 2012, dated August 3, 2012; and

•	our Current Reports on Form 8-K and 8-K/A, as the case may be, dated February 14, 2012, April 30, 2012, May 17, 2012 and July 10, 2012.

          All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Prospectus and prior to the termination of all offerings made pursuant to this Prospectus also will be deemed to be incorporated herein by reference and will automatically update information in this Prospectus. Nothing in this Prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

          Statements made in this Prospectus, in any prospectus supplement or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this Prospectus is a part or as an exhibit to the documents incorporated by reference.

          Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, a copy of any or all of the information incorporated by reference in this Prospectus but not delivered with this Prospectus. You may request copies of this information from us by mail at the following address: Pitney Bowes Inc., 1 Elmcroft Road, Stamford, CT 06926-0700, Attention: Investor Relations, or by telephone at the following telephone number: (203) 356-5000.

USE OF PROCEEDS

          Proceeds from the Shares purchased from the Company will be available for general corporate purposes. The Company has no basis for estimating either the number of Shares that will ultimately be purchased from the Company, if any, under the Plan or the prices at which such Shares will be sold.

LEGAL MATTERS

          Jeanine Giraldo McHugh, our Assistant General Counsel, will pass upon the validity of the Shares. Jeanine Giraldo McHugh beneficially owns Shares and restricted stock units that are denominated in Shares.

EXPERTS

          The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

Securities and Exchange Commission registration fee	$2,077
Legal expenses*	$10,000
Accounting expenses*	$15,000
Printing expenses*	$2,500
Miscellaneous*	$6,000

Total	$35,577

*	Estimated.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law allows for indemnification of any person who has been made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the registrant or by reason of the fact that he or she is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In certain circumstances, indemnity may be provided against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement if the person acted in good faith and in the manner reasonably believed by him to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the registrant, no indemnification may be made if the person is found to be liable to the corporation, unless and only to the extent the court in which the proceeding is brought or the Delaware Court of Chancery orders such indemnification.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Restated Certificate of Incorporation includes a provision limiting such liability.

The Restated Certificate of Incorporation of the Company provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.; provided, however, that, except as provided in the paragraph immediately below, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. Such right to indemnification is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to such indemnity.

If a claim under the immediately preceding paragraph is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or of stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The foregoing statements are specifically made subject to the detailed provisions of the Delaware General Corporation Law and the Restated Certificate of Incorporation of the Company.

The Company has a directors and officers liability insurance policy that will reimburse the Company for any payments that it shall make to directors and officers pursuant to law or the indemnification provisions of its Restated Certificate of Incorporation and that will, subject to certain exclusions contained in the policy, further pay any other costs, charges and expenses and settlements and judgments arising from any proceeding involving any director or officer of the Company in his or her past or present capacity as such, and for which he may be liable, except as to any liabilities arising from acts that are deemed to be uninsurable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that

(A)

undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(B)

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser.

                    (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                    (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) For any offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a posteffective amendment will be filed to set forth the terms of such offering.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (e) The undersigned registrant hereby undertakes that:

               (i) that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or Rule 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (ii) that, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 3rd day of August, 2012.

PITNEY BOWES INC.
(Registrant)

By:	/s/ Murray D. Martin

Name:	Murray D. Martin
Title:	Chairman, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Murray D. Martin, Michael Monahan and Steven J. Green, and each one of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, and granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all things that each of said attorneys-in-fact and agents or any of them, or his/her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute an instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Murray D. Martin	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director	August 3, 2012

Murray D. Martin

/s/ Michael Monahan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 3, 2012

Michael Monahan

/s/ Steven J. Green	Vice President - Finance and Chief Accounting Officer (Principal Accounting Officer)	August 3, 2012

Steven J. Green

/s/ Rodney C. Adkins	Director	August 3, 2012

Rodney C. Adkins

/s/ Linda G. Alvarado	Director	August 3, 2012

Linda G. Alvarado

/s/ Anne M. Busquet	Director	August 3, 2012

Anne M. Busquet

/s/ Roger Fradin	Director	August 3, 2012

Roger Fradin

/s/ Anne Sutherland Fuchs	Director	August 3, 2012

Anne Sutherland Fuchs

/s/ S. Douglas Hutcheson	Director	August 3, 2012

S. Douglas Hutcheson

/s/ James H. Keyes	Director	August 3, 2012

James H. Keyes

/s/ Eduardo R. Menascé	Director	August 3, 2012

Eduardo R. Menascé

/s/ Michael I. Roth	Director	August 3, 2012

Michael I. Roth

/s/ David L. Shedlarz	Director	August 3, 2012

David L. Shedlarz

/s/ David B. Snow, Jr.	Director	August 3, 2012

David B. Snow, Jr.

/s/ Robert E. Weissman	Director	August 3, 2012

Robert E. Weissman

EXHIBIT INDEX

Exhibit No.	Exhibit

3(a)	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(c) to Form 8-K as filed with the Commission on May 12, 2011 (Commission file number 1-3579)).

3(b)

Pitney Bowes Inc. Amended and Restated By-laws, effective May 10, 2011 (incorporated by reference to Exhibit 3(d) to Form 8-K as filed with the Commission on May 12, 2011 (Commission file number 1-3579)).

5	Opinion of Jeanine Giraldo McHugh.

23(a)	Consent of PricewaterhouseCoopers LLP.

23(b)	Consent of Jeanine Giraldo McHugh (included in the opinion referred to in Exhibit 5 above).

24	Power of Attorney, contained on the signature pages hereto.

99	Specimen Authorization Card